EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

FULL YEAR 2005 RESULTS DATE NOTIFICATION
23 February 2006

Basingstoke, UK and Philadelphia, US – 16 February 2006 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) will announce full year 2005 earnings on Thursday 23 February 2006.

Results press release will be issued at:	12:00 GMT / 07:00 ET

Investor conference call time:	14:00 GMT / 09:00 ET

Live analyst presentation and conference call:

Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the investor and analyst meeting and live conference call at 14:00 GMT/9:00 ET. The venue for the meeting will be at the offices of Financial Dynamics Offices, Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Please RSVP claire.rowell@fd.com for the live presentation.

Live conference call:

The details of the live conference call are as follows:

UK dial in	+ 44 (0) 1452 568 061
US / Canada dial in	1 866 224 2914
International dial in	+ 44 (0)1452 569 103
Password/Conf ID	5601288

Please RSVP ssalah@uk.shire.com for the conference call

Live Webcast:

The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Registered in England 2883758 Registered Office as above

Replay:

A replay of the presentation will be available for two weeks. Details are as follows:

UK dial in	0845 245 5205
International dial in	+44(0) 1452 55 00 00
Pin code	5595703#
Webcast replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8970

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on central nervous system (CNS), gastrointestinal (GI), general products (GP) and human genetic therapies (HGT) - all being areas in which Shire has a commercial presence. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results. Shire’s focused strategy is to develop and market products for specialty physicians. This approach aims to deliver increased returns and lower risks. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

     For further information on Shire, please visit the Company’s website: www.shire.com.